UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  October 13, 2010

EVERGREEN ENERGY INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-14176	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

1225 17th Street, Suite 1300 Denver, Colorado		80202
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure

On October 13, 2010, the Company amended its equity joint venture (“EJV”) contract with Bejing Gang Jing Hong Ren Technology Co. Ltd., to introduce a third party into the ownership structure of Evergreen-China Energy Technology Co. Ltd. (Evergreen-China), the Sino-Foreign Equity Joint Venture established in mainland China.  The amendment obligates the third party to commit $2.0 million to fund engineering services for the completion of the K-Fuel “China Package” – the set of technical documents that include detailed engineering design information for certain key components of the K-Fuel technology to be used for all projects in China.

Per the terms of the amended agreement, the Company, which held a 50% ownership interest in Evergreen-China, will transfer 20% of Evergreen-China to the third party as compensation for committing to complete the work necessary to finish the China Package.  As a result, Evergreen-China now consists of 50% ownership from Bejing Gang Jing Hong Ren Technology Co. Ltd., 30% ownership from the Company and 20% ownership from the third party.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this report, including the exhibit attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Section 9.  Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Title or Description
99.1	Press release dated October 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evergreen Energy Inc.

Date: October 19, 2010	By: /s/ Diana L. Kubik
Diana L. Kubik
Vice President and Chief Financial Officer

Evergreen Energy Inc.
EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description
99.1	Press release dated October 19, 2010